EXHIBIT 8.1

                                                   July 21, 1998



Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia  23060

                         Saxon Asset Securities Company
                            Asset Backed Certificates
           Registration Statement on Form S-3 filed on July 21, 1998

Dear Sirs:

     We have acted as counsel to Saxon Asset Securities Company in connection with certain matters relating to the preparation and filing of registration statement filed on July 21, 1998 on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the form of Prospectus dated July ___, 1998 (the "Prospectus"), included in the Registration Statement. In respect of Asset Backed Certificates, to be offered pursuant to the Registration Statement (the "Offered Certificates"), assuming (i) a REMIC election is made, (ii) the related Trust Agreement (the "Trust Agreement") is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, (iii) the transaction described in the related prospectus supplement is completed on substantially the terms and conditions set forth therein and (iv) compliance with the Trust Agreement, it is our opinion that for federal income tax purposes the Trust Estate, as defined in the Trust Agreement, will be treated as a REMIC and each Class of the Offered Certificates will be treated as "regular interests" in the REMIC and will be treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. The discussion of "REMIC Certificates" under "Certain Federal Income Tax Consequences" in the Prospectus, subject to the two introductory paragraphs of that section, and under "Certain Federal Income Tax Consequences -- REMIC Elections" in the related prospectus supplement presents our opinion as to the material tax issues relating to an investment in the Offered Certificates.

     We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus supplement under the heading "Certain Federal Income Tax Consequences."

                                            Very truly yours,

                                            /s/ Arter & Hadden LLP
                                            ----------------------
                                            Arter & Hadden LLP